Consent of Independent Auditors



We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 15 to the Registration Statement under the Investment Company Act of 1940 Amendment No. 17 of The Jensen Portfolio, Inc. on Form N-1A (File No. 33-47508) (Registration Statement) of our report dated June 20, 2003, relating to the financial statements and financial highlights which appears in the May 31, 2003 Annual Report to Shareholders of The Jensen Portfolio, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Auditors" in such Registration Statement.



/s/PricewaterhouseCoopers LLP


Portland, Oregon July 25,
2003